Friedman's
                          The Value Leader Since 1920

                      171 Crossroads Parkway
                            Savannah, Georgia 31422

For Immediate Release

Contacts:
Sue Tremblay                    Jane D'Arcy
Trion Communications            Trion Communications
(401) 453-3100 ext. 110         (401) 453-3100 ext. 104
jdarcy@trioncom.com             stremblay@trioncom.com

        FRIEDMAN'S ANNOUNCES CHANGES TO SENIOR LEADERSHIP TEAM AND BOARD
                                       ---
               Board Elects Jamie King as Audit Committee Chairman
        Names Eric Kovats as Executive Vice President in Charge of Stores

SAVANNAH, GA (July 13, 2004) - Friedman's Inc. (OTC non-BB: FRDM), the value leader in fine jewelry retailing, today announced the most recent changes to its senior management team and Board of Directors: Jamie King has been elected to the Board of Directors and will serve as Audit Committee Chairman and Eric Kovats has joined Friedman's as Executive Vice President of Stores. These additions are the latest in a series of changes that began in early May of this year when the company revamped its Board and continued in June with the addition of a new CEO and a new Chief Administrative Officer. With these additions, Friedman's continues to aggressively set in place new leadership, both at the board and executive levels.

"I believe we are extremely fortunate that Jamie agreed to serve on our Board as well as chair our Audit Committee," said Friedman's Chairman Allan Edwards. "Jamie brings not only financial expertise, but also a practical business executive's perspective."

Since 1988, Ms. King has served as Chairman and CEO of Crowe Manufacturing Services in Dayton Ohio. Prior to joining Crowe, King spent eight years with Ernst & Young's audit practice. She currently serves on the Board of Trustees and the Board of Directors for the Dayton Development Coalition.

"I came to Friedman's with a clear understanding of what needs to happen to get this company on an aggressive path to success," said Sam Cusano, CEO of Friedman's. "We are moving quickly to put together a talented leadership team whose skill sets match the needs of the Company."

Eric Kovats is a retail management professional with over thirty years of experience in the industry. His most recent position was Regional Vice President of Jo-Ann Stores, Inc. Prior to Jo-Ann Stores, Kovats was with Service Merchandise for more than twenty-five years, ultimately working his way up to Senior Vice President of the Stores Sales Organization.

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"Eric is an extremely effective leader and operator with strong communication and execution skills," said Cusano. "He knows how to motivate the team and get the job done. I look forward to working with him."

Friedman's also announced today that Senior Vice President of Merchandising Steve Lang has resigned to pursue other opportunities.

About Friedman's

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.
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Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to comply with the terms of its credit facility; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

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